Exhibit 99.1

 NEWS

For Immediate Release	Media Contact:	Donna Pullen (803) 765-4558
January 28, 2011	Analyst Contact:	John C. Pollok (803) 765-4628

SCBT Reports Record Net Income of $51.9 million in 2010;

Declares Quarterly Cash Dividend

COLUMBIA, S.C.—January 28, 2011—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, National Association, today released its unaudited results of operations and other financial information for the three-month period and year-ended December 31, 2010.  Highlights during 2010 include the following:

•                  Net income of $51.9 million; diluted earnings per share of $4.08

•                  Completed FDIC-assisted acquisition of Community Bank & Trust (CBT acquisition)

•                  Loan growth, excluding CBT acquisition, of $93.0 million; 4.2% increase from 2009

•                  Core deposit growth, excluding CDs and CBT acquisition, up $299.9 million; 24.2% increase from 2009

•                  Restructured balance sheet — paid off all FHLB advances and subordinated indebtedness, sold non-senior class pooled trust preferred securities

•                  Solid noninterest income growth, excluding CBT acquisition and securities losses — up $3.1 million or 9.9% increase over 2009

•                  Allowance for loan losses:  2.07% of period end loans, excluding covered loans

•                  Net charge-offs — increased to 1.99% for 2010, excluding covered assets compared to 0.92% for 2009;

•                  NPAs:  2.41% of total assets; 3.74% of loans and repossessed assets, excluding covered assets

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.17 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on February 25, 2011 to shareholders of record as of February 18, 2011.

Fourth Quarter 2010 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $559,000, or $0.04 per diluted share for the three months ended December 31, 2010 compared to consolidated net income of $1.5 million, or $0.12 per diluted share for the fourth quarter of 2009, a $960,000 decrease.  This decrease was primarily the net result of the following items:

•                  Increase in interest income of $5.3 million due primarily to the increase in earning assets from the CBT acquisition; and partially offset by an increase in interest expense on funding of the balance sheet by $693,000;

•                  Provision for loan losses increased by $509,000 over the comparable quarter within the non-covered SCBT loan portfolio;

•                  Increase in non-interest income by $7.5 million, including securities gains/losses, with $3.7 million from the addition of the Georgia franchise, and $3.8 million within legacy SCBT; and offset by

•                  Increase in non-interest expenses by $13.1 million, with $6.1 million from the addition of the Georgia franchise; $3.7 million in salaries and benefits; $1.0 million related to OREO and loan related expenses; $546,000 of information services expense; $366,000 of advertising and marketing; $334,000 related to debit card cost; and $337,000 related to loan closings;

“We are pleased to report record revenue and profits for 2010.  This was a transformation year for our company as we entered Georgia with the CBT acquisition, and we experienced significant organic growth in the Carolinas,” said Robert R. Hill, Jr., President and CEO.  “Our balance sheet was strengthened as we reduced the overall leverage in the company, eliminated our subordinated debt, disposed of the majority of our pooled trust preferred securities, and eliminated all wholesale deposits.  The balance sheet was also impacted favorably by organic growth of 24.2% in core deposits and a 9.0% increase in the number of checking accounts.  We also experienced organic loan growth of $93.0 million during 2010.  While we did experience a leveling of past due loans and of NPAs from the third quarter, charge offs continued to be elevated and we continue to work through the remaining credit challenges.  I am very pleased with the great job the SCBT team of employees has done in managing through this economic cycle.  As the economy begins to stabilize, we believe our strengths have us well-positioned to continue to grow and prosper.”

During the fourth quarter, the Company incurred a termination fee related to our group insurance plan of $893,000, net of tax, or $0.07 per share.  On a net operating basis which excludes this item, SCBT would report operating income of $1.5 million, after tax, or $0.12 per share for the fourth quarter of 2010, compared to $3.1 million, after tax or $0.25 per share for the fourth quarter of 2009.

On a year-to-date basis, the Company recorded an after-tax gain on the CBT acquisition of $62.5 million, or $4.91 per share; elected to pay off legacy Federal Home Loan Bank (“FHLB”) advances which resulted in a $2.0 million after-tax termination fee, or $0.16 per share; incurred OTTI charges on certain pooled trust preferred securities, net of tax of $4.4 million, or $0.35 per share; and incurred merger-related expenses of $3.7 million, net of tax or $0.29 per share.  On a net operating basis which excludes these items, SCBT would report net operating income of $0.04 per diluted share for the year compared to net operating income of $1.02 per share for 2009.

The Company’s annualized return on average assets (ROAA) for the fourth quarter decreased to 0.06% compared to 0.22% for the fourth quarter of 2009 and decreased from 0.19% for the third quarter of 2010.  Total average shareholders’ equity at December 31, 2010 was $334.7 million, an increase of $50.3 million, or 17.7% from December 31, 2009.  This increase was primarily the result of the gain from the first quarter CBT acquisition.  Annualized return on average equity (ROAE) for the quarter was 0.66%, down from 2.12% for the fourth quarter of 2009.  Annualized return on average tangible equity (ROATE) for the fourth quarter decreased to 1.40% from 2.92% for the comparable period in the prior year, and decreased from 3.15% in the third quarter of 2010.

“Tangible book value per share increased $3.08 per share to $20.12 per share, an 18.1% increase, during 2010.  Tangible equity increased by $40.2 million during 2010, due primarily to the gain from the CBT acquisition.  In addition, the Company experienced strong noninterest demand deposit growth of 40%, or $138.6 million.  These improvements have further strengthened our balance sheet as we move forward,” said John C. Pollok, COO.

FDIC-Assisted Acquisition — CBT

During the first quarter of 2010, SCBT entered into a whole bank with loss-share purchase and assumption agreement with the FDIC to purchase certain assets and assume most of the deposits (excluding brokered deposits) and certain liabilities of CBT.  The Company acquired assets with a fair value of approximately $1.0 billion, including $459.5 million in loans, and liabilities with a fair value of approximately $1.1 billion were also assumed, including $1.0 billion of deposits.  In addition, the Company received cash from the FDIC totaling approximately $225.7 million, which included the negative bid of $158.0 million.

In connection with the CBT acquisition, SCBT also entered into loss sharing agreements with the FDIC.  Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse SCBT for losses with respect to certain loans and foreclosed real estate purchased (“covered assets” or “covered loans”), begins with the first dollar of loss incurred.  The FDIC has agreed to reimburse SCBT for (1) 80% of the losses incurred up to $233.0 million and (2) 95% of losses in excess of $233.0 million.  Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery.

All assets acquired and liabilities assumed are recorded at estimated fair value on the date of acquisition. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values may become available.

Asset Quality

Annualized net charge-offs within the non-covered and not acquired loan portfolio decreased slightly to 1.71% from 1.74% experienced in the third quarter of 2010, and increased from 1.26% experienced in the fourth quarter of 2009.  During the fourth quarter, non-performing assets (NPAs) as a percentage of non-covered loans and repossessed assets increased to 3.74% compared to 2.40% one year ago and decreased from 3.80% for the third quarter of 2010.  NPAs, excluding covered assets to total assets at December 31, 2010 were 2.41%, compared to 1.96% at the end of the fourth quarter in 2009 and 2.39% at the end of the third quarter 2010.  The level of NPAs, excluding covered assets, continues to reflect pressure within the real estate market. Our other real estate owned (“OREO”) increased by $1.6 million from the linked quarter and by $14.2 million from the fourth quarter of 2009, excluding covered OREO.  Non-performing loans (including accruing loans past due 90 days or more) decreased $1.6 million from the third quarter of 2010, excluding covered loans, and increased by $19.4 million from the end of the fourth quarter in 2009.  Loans 30-89 days past due and not covered under FDIC loss share remained level with the third quarter of 2010, and significantly less than the fourth quarter of 2009 decreasing by $5.7 million to $12.9 million.

At December 31, 2010, nonperforming loans, excluding covered loans, totaled $69.1 million, representing 3.0% of period-end loans.  The allowance for loan losses at December 31, 2010 was $47.5 million and represented 2.07% of total period-end loans, excluding covered loans.  The current allowance for loan losses provides .69 times coverage of period-end nonperforming loans, excluding covered loans, up from the third quarter 2010 level of .66 times coverage.  In the fourth quarter, net charge-offs were $9.8 million, or an annualized 1.71% of average loans, excluding covered loans, compared to $7.0 million, or 1.26% in the same period of 2009 and $9.8 million, or 1.74% in the linked quarter.  The provision for loan losses was $10.7 million for the fourth quarter of 2010 compared to $10.2 million for the comparable quarter one year ago, and $10.3 million in the third quarter of 2010.

Loans and Deposits

The Company’s total loans increased 18.8% since the fourth quarter of 2009, driven by the addition of covered loans in the FDIC-assisted acquisition during the first quarter of 2010.  Covered loans were $321.0 million at the end of 2010.  The following loan portfolios increased as well:  (1)  commercial owner-occupied by $96.1 million, or 20.5%;  (2)  consumer owner occupied loans of $38.2 million, or 13.4%;  (3)  home equity loans of $15.3 million, or 6.2%; and (4)  commercial non-owner occupied loans by $2.4 million, or 0.8%.  Offsetting these increases were reductions in the following loan portfolios: (1) construction and land development loans by $44.9 million; (2) income producing property loans of $13.3 million; (3) commercial and industrial loans of $11.2 million; and (4) consumer non real estate loans of $1.0 million.   Total non-covered loans outstanding were $2.3 billion at December 31, 2010, compared to $2.2 billion at December 31, 2009.  Total covered loans declined by $48.2 million during the quarter from $369.3 million at September 30, 2010 to $321.0 million at December 31, 2010.  The balance of mortgage loans held for sale increased $25.1 million from December 31, 2009 to $42.7 million at December 31, 2010.  During the fourth quarter of 2010, mortgage loans held for sale increased as refinancing activities have increased compared to the fourth quarter of 2009, as interest rates have been attractive to homeowners.

Total deposits increased in all categories compared to the fourth quarter of 2009 by an overall $899.5 million, or 42.7%, primarily due to the FDIC-assisted acquisition of CBT.  Total deposits decreased by a total of $16.0 million, or 2.1% annualized, from the end of the third quarter of 2010.  Core deposits (excluding all certificates of deposit) increased $66.5 million, or 15.4% annualized compared to the third quarter of 2010 and by $632.5 million, or 51.0% compared to the fourth quarter of 2009.  The following changes in deposit categories account for the $16.0 million decrease from the linked quarter:  (1) the largest decreases occurred in CDs greater than $100,000 which declined by $45.4 million, or 31.9% annualized, and (2) CDs less than $100,000 which declined by $34.2 million, or 21.3% annualized.  Offsetting the decreases in CD accounts, the following types of deposit accounts increased: money market accounts by $42.4 million, or 24.6% annualized, demand deposit accounts by $12.1 million, or 10.2% annualized, and NOW accounts by $9.2 million, or 8.3% annualized.  The Company has continued to focus on collecting core deposits within all of its markets.  Additionally, the Company continues to monitor and adjust rates paid on certificates of deposits as part of its strategy to manage its net interest margin.  Total deposits outstanding at the end of the fourth quarter of 2010 were $3.0 billion, compared to $3.0 billion at the end of the third quarter 2010 and compared to $2.1 billion at the end of the fourth quarter of 2009.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $31.8 million for the fourth quarter of 2010, up 17.0% from $27.2 million in the comparable period last year.  Taxable-equivalent net interest margin decreased 21 basis points from the fourth quarter of 2009 and increased 9 basis points from the third quarter of 2010 to 4.07%.  During the fourth quarter, SCBT’s net interest margin increased primarily due to improved yields from better cash flows on acquired loans to 6.35% compared to 5.10% at September 30, 2010 and continued reduction in the rates paid on time deposits.  SCBT remained in an excess liquidity position during the fourth quarter, which had the effect of dampening the net interest margin by an estimated 19 basis points for the fourth quarter compared to 12 basis points for the third quarter of 2010.  Interest rates remain at very low levels and the Company has continued to adjust deposit pricing and manage funding sources to limit the amount of margin compression.  During the fourth quarter of 2010, the Company repaid subordinated indebtedness of $15.0 million, which reduced the Total risk-based capital ratio by approximately 65 basis points.  There was no impact to the Tier 1 leverage ratio or the Tier 1 risk-based capital ratio from the repayment of this debt.

The Company’s average yield on interest-earning assets decreased 32 basis points while the average rate on interest-bearing liabilities decreased 24 basis points from the fourth quarter of 2009.  During the fourth quarter of 2010, the Company’s average total assets increased by $907.9 million to $3.7 billion, a 33.0% increase over the fourth quarter of 2009.  The increase reflected a $417.7 million increase in average total loans to $2.6 billion from the fourth quarter of 2009, the result of the FDIC-assisted acquisition during the first quarter, as well as $72.4 million in loan growth on average which has occurred during the last half of 2010.  The increase in loan volume at current market rates diluted the average yield on loans by 19 basis points compared to the fourth quarter of 2009.  Average investment securities were $252.0 million at December 31, 2010, or 16.9% higher than the balance at the end of the fourth quarter of 2009 of $215.6 million, largely reflecting the impact of CBT.  The growth in average total assets was supported by growth in average total deposits of $939.5 million, an increase of 44.7% from the fourth quarter of 2009, which has come from the FDIC-assisted acquisition of CBT and strong core deposit growth within legacy SCBT.

Noninterest Income and Expense

Noninterest income was $13.3 million for the fourth quarter of 2010 compared to $5.8 million for the fourth quarter of 2009, an increase of $7.5 million, or 130.0%.  CBT noninterest income represented approximately $3.7 million, or 50% of the increase.  Other increases in noninterest income include mortgage banking income by 43.6%, or $743,000, due to the fall in interest rates and associated refinancing activities; increased trust and investment service income of 75.0%, or $425,000; and increased bankcard services of 29.1%, or $376,000.  These increases were partially offset by a decline in service charges on deposit accounts of $113,000, or 2.8%, and a decline in other service charges, commissions and fees of $113,000 or 25.2%.   The Company recorded a realized net gain from the sale of certain investment securities of $262,000, during the fourth quarter of 2010, a $2.5 million increase from the impairment charge of $2.2 million primarily related to pooled trust preferred securities in fourth quarter of 2009.  During the fourth quarter of 2010, the Company sold all but one pooled trust preferred security, and recorded a loss of approximately $1.3 million.

Compared to the third quarter of 2010, operating noninterest income, excluding securities gains (losses), was up by $685,000.  Mortgage banking income increased by $585,000, and other service charges, commissions and fees increased by $301,000, which was the result of $430,000 increase in the accretion on the indemnification asset related to covered assets from the CBT acquisition, and $100,000 loss on fixed assets related to a branch relocation.  These increases were offset by a decrease in trust and investment services income of $118,000, and a decrease in service charges on deposit accounts of $130,000.

Noninterest expense was $33.7 million in the fourth quarter of 2010, a 60.0% or $13.1 million increase compared to $20.6 million in the fourth quarter of 2009.  During the fourth quarter, the Company had increased costs in all categories of expense, except professional fees and business development.  CBT, which was acquired in January 2010, represents approximately $6.1 million of the increase.  Other areas contributing to the year over year fluctuation include:  (1) salaries and benefits by $3.7 million, which includes $1.1 million termination fee related to group insurance; (2) OREO expense and loan related by

$1.0 million; (3) information services expense by $546,000; (4) advertising and marketing expense by $366,000; (5) other expense by $970,000; and (6) net occupancy expense by $116,000.

The Company’s quarterly efficiency ratio increased to 74.8% compared to 58.1% one year ago, and compared to 68.5% in the third quarter of 2010.  On an adjusted basis, excluding the impact of the gain from the FDIC assisted transaction, FHLB prepayment fee, termination cost related to group insurance and merger-related cost, the efficiency ratio was 72.3% for the fourth quarter and 67.9% for the year ended December 31, 2010.

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, N.A., the third largest bank headquartered in South Carolina; NCBT, a Division of SCBT, N.A.; and Community Bank & Trust, a Division of SCBT, N.A.   Providing financial services for over 75 years, SCBT Financial Corporation operates 75 locations in 17 South Carolina counties, 10 northeast Georgia counties, and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $3.6 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; and (13) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2010 -2009	December 31,		2010 - 2009
EARNINGS SUMMARY (non tax equivalent)	2010	2010	2010	2010	2009	% Change	2010	2009	% Change
Interest income	$39,789	$39,249	$39,112	$37,204	$34,473	15.4%	$155,354	$141,798	9.6%
Interest expense	7,974	8,238	7,952	8,573	7,281	9.5%	32,737	37,208	-12.0%
Net interest income	31,815	31,011	31,160	28,631	27,192	17.0%	122,617	104,590	17.2%
Provision for loan losses (1)	10,667	10,328	12,509	20,778	10,158	5.0%	54,282	26,712	103.2%
Noninterest income	13,256	11,830	11,028	101,621	5,763	130.0%	137,735	26,246	424.8%
Noninterest expense	33,746	29,932	28,984	32,580	20,624	63.6%	125,242	83,646	49.7%
Income before provision for income taxes	658	2,581	695	76,894	2,173	-69.7%	80,828	20,478	294.7%
Provision for income taxes	99	794	120	27,933	654	-84.9%	28,946	6,883	320.5%
Net income	559	1,787	575	48,961	1,519	-63.2%	51,882	13,595	281.6%
Preferred stock dividends	—	—	—	—	—		—	1,115	-100.0%
Accretion on preferred stock discount	—	—	—	—	—		—	3,559	-100.0%
Net income available to common shareholders (GAAP)	$559	$1,787	$575	$48,961	$1,519	-63.2%	$51,882	$8,921	481.6%

Basic weighted-average common shares	12,632,368	12,620,162	12,612,243	12,590,748	12,572,751	0.5%	12,617,777	12,060,847	4.6%
Diluted weighted-average common shares	12,727,590	12,710,966	12,737,572	12,695,655	12,633,484	0.7%	12,720,397	12,108,614	5.1%

Earnings per common share - Basic	$0.04	$0.14	$0.05	$3.89	$0.12	-66.7%	$4.11	$0.74	455.4%
Earnings per common share - Diluted	0.04	0.14	0.05	3.86	0.12	-66.7%	4.08	0.74	451.4%

Cash dividends declared per common share	$0.17	$0.17	$0.17	$0.17	$0.17	0.0%	$0.68	$0.68	0.0%
Dividend payout ratio (2)	121.60%	378.10%	4.43%	142.65%	99.67%	22.0%	16.43%	74.66%	-78.0%

Operating Earnings (non-GAAP) (3)
Net income available to common shareholders (GAAP)	$559	$1,787	$575	$48,961	$1,519	-63.2%	$51,882	$8,921	481.6%
Gain on acquisition, net of tax	—	—	—	(62,452)	—		(62,452)	—
Other-than-temporary impairment (OTTI), net of tax	—	331	559	3,557	1,578	-100.0%	4,447	3,436	29.4%
Merger-related expense, net of tax	56	392	798	2,488	—		3,734	—
Termination of group insurance	893	—	—	—	—		893	—
FHLB advances prepayment penalty, net of tax	—	—	—	2,031	—		2,031	—
Net operating earnings (loss) (non-GAAP)	$1,508	$2,510	$1,932	$(5,415)	$3,097	-51.3%	$535	$12,357	-95.7%

Operating earnings (loss) per common share - Basic	$0.12	$0.20	$0.15	$(0.43)	$0.25	-52.0%	$0.04	$1.02	-96.1%
Operating earnings (loss) per common share - Diluted	0.12	0.20	0.15	(0.43)	0.25	-52.0%	0.04	1.02	-96.1%

	AVERAGE for Quarter Ended					Quarter	AVERAGE for Twelve Months		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2010 - 2009	December 31,	December 31,	2010 - 2009
BALANCE SHEET HIGHLIGHTS	2010	2010	2010	2010	2009	% Change	2010	2009	% Change
Loans held for sale	$45,507	$33,422	$17,373	$12,050	$19,670	131.4%	$27,197	$31,187	-12.8%
Covered loans	345,335	405,315	427,223	302,602	—		370,345	—
Non-covered loans	2,271,470	2,241,376	2,198,417	2,185,241	2,199,074	3.3%	2,224,397	2,248,568	-1.1%
Total loans (1)	2,616,805	2,646,691	2,625,640	2,487,843	2,199,074	19.0%	2,594,742	2,248,568	15.4%
FDIC receivable for loss share agreements	227,512	258,474	273,009	189,091	—		239,397	—
Total investment securities	252,016	282,622	305,536	281,921	215,609	16.9%	280,439	207,851	34.9%
Intangible assets	72,813	73,247	73,615	71,313	65,740	10.8%	72,752	65,935	10.3%
Earning assets	3,132,763	3,129,015	3,131,800	3,019,322	2,549,507	22.9%	3,102,504	2,604,028	19.1%
Total assets	3,657,070	3,655,798	3,677,397	3,470,341	2,749,157	33.0%	3,617,590	2,813,926	28.6%
Noninterest-bearing deposits	494,521	473,807	469,980	423,536	346,576	42.7%	465,698	329,782	41.2%
Interest-bearing deposits	2,549,046	2,545,935	2,544,589	2,312,835	1,757,463	45.0%	2,488,906	1,817,399	36.9%
Total deposits	3,043,567	3,019,742	3,014,569	2,736,371	2,104,039	44.7%	2,954,604	2,147,181	37.6%
Federal funds purchased and repurchase agreements	193,167	204,333	229,145	230,256	203,197	-4.9%	214,096	208,565	2.7%
Other borrowings	56,768	62,308	62,680	146,735	143,786	-60.5%	81,822	150,446	-45.6%
Shareholders’ common equity (excludes preferred stock)	334,676	336,015	336,424	348,773	284,335	17.7%	335,853	270,757	24.0%
Shareholders’ equity	334,676	336,015	336,424	348,773	284,335	17.7%	335,853	291,590	15.2%

	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2010 - 2009
BALANCE SHEET HIGHLIGHTS	2010	2010	2010	2010	2009	% Change
Loans held for sale	$42,704	$49,586	$22,724	$15,925	$17,563	143.1%
Covered loans	321,038	369,272	413,549	438,807	—
Non-covered loans	2,296,200	2,258,353	2,227,442	2,175,242	2,203,238	4.2%
Total loans (1)	2,617,238	2,627,625	2,640,991	2,614,049	2,203,238	18.8%
FDIC receivable for loss share agreements	212,103	267,486	265,890	277,158	—
Total investment securities	237,912	268,194	293,917	311,005	211,112	12.7%
Intangible assets	72,605	73,037	73,468	73,900	65,696	10.5%
Allowance for loan losses (1)	(47,512)	(46,657)	(46,167)	(41,397)	(37,488)	26.7%
Premises and equipment	87,381	86,396	84,206	72,079	71,829	21.7%
Total assets	3,594,791	3,612,864	3,618,646	3,665,184	2,702,188	33.0%
Noninterest-bearing deposits	484,838	472,753	465,594	457,412	346,248	40.0%
Interest-bearing deposits	2,519,310	2,547,393	2,546,273	2,537,702	1,758,391	43.3%
Total deposits	3,004,148	3,020,146	3,011,867	2,995,114	2,104,639	42.7%
Federal funds purchased and repurchase agreements	191,017	163,905	177,281	237,669	162,515	17.5%
Other borrowings	46,978	62,183	62,557	62,929	143,624	-67.3%
Total liabilities	3,264,834	3,277,669	3,284,043	3,330,418	2,419,369	34.9%
Shareholders’ equity	329,957	335,195	334,603	334,766	282,819	16.7%

Common shares issued and outstanding	12,793,823	12,779,463	12,773,855	12,750,774	12,739,533	0.4%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2010 - 2009
NONPERFORMING ASSETS (ENDING balance)	2010	2010	2010	2010	2009	% Change
Not Covered Under FDIC Loss Share Agreements
Nonaccrual loans not covered under FDIC loss share agreements	$62,661	$66,964	$75,313	$53,730	$49,492	26.6%
Restructured loans	6,365	3,479	—	—	—
Other real estate owned (“OREO”) not covered under FDIC loss share agreements	17,264	15,657	9,803	9,319	3,102	456.5%
Accruing loans past due 90 days or more	118	319	582	107	241	-51.1%
Other nonperforming assets	50	13	159	19	31	61.3%
Total nonperforming assets not covered under FDIC loss share agreements	86,458	86,431	85,857	63,175	52,866	63.5%
Covered Under FDIC Loss Share Agreements
Nonaccrual loans covered under FDIC loss share agreements	—	—	—	—	—
OREO covered under FDIC loss share agreements	69,317	47,365	31,750	32,076	—
Accruing loans past due 90 days or more covered under FDIC loss share agreements	—	—	—	—	—
Other nonperforming assets	19	9	34	—	—
Total nonperforming assets covered under FDIC loss share agreements	69,336	47,374	31,784	32,076	—
Total nonperforming assets	$155,794	$133,805	$117,641	$95,251	$52,866	194.7%

Excluding Covered Assets
Total nonperforming assets as a percentage of total non-covered loans and repossessed assets (1) (4)	3.74%	3.80%	3.84%	2.89%	2.40%
Total nonperforming assets as a percentage of total assets (5)	2.41%	2.39%	2.37%	1.72%	1.96%
NPLs as a percentage of period end non-covered loans	3.01%	3.13%	3.41%	2.47%	2.26%
30-89 Day Past Due Loans - not covered by loss share	$12,939	$12,857	$10,738	$20,389	$18,628

Including Covered Assets
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	5.76%	4.97%	4.39%	3.59%	2.40%
Total nonperforming assets as a percentage of total assets	4.33%	3.70%	3.25%	2.60%	1.96%
NPLs as a percentage of period end loans	2.64%	2.69%	2.87%	2.06%	2.26%

	Quarter Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2010 - 2009	December 31,	December 31,	2010 - 2009
ALLOWANCE FOR LOAN LOSSES (1) (6)	2010	2010	2010	2010	2009	% Change	2010	2009	% Change
Balance at beginning of period	$46,657	$46,167	$41,397	$37,488	$34,297	36.0%	$37,488	$31,525	18.9%
Loans charged off	(10,106)	(10,311)	(7,898)	(17,110)	(6,881)	46.9%	(45,425)	(21,058)	115.7%
Overdrafts charged off	(316)	(541)	(275)	(260)	(277)	14.1%	(1,392)	(992)	40.3%
Loan recoveries	507	851	346	354	96	428.1%	2,058	943	118.2%
Overdraft recoveries	103	163	88	147	95	8.4%	501	358	39.9%
Net charge-offs	(9,812)	(9,838)	(7,739)	(16,869)	(6,967)	40.8%	(44,258)	(20,749)	113.3%
Provision for loan losses	10,667	10,328	12,509	20,778	10,158	5.0%	54,282	26,712	103.2%
Balance at end of period	$47,512	$46,657	$46,167	$41,397	$37,488	26.7%	$47,512	$37,488	26.7%

Allowance for loan losses as a percentage of total loans (1)	2.07%	2.07%	2.07%	1.90%	1.70%		2.07%	1.70%
Allowance for loan losses as a percentage of nonperforming loans	68.71%	65.94%	60.83%	76.89%	75.38%		68.71%	75.38%
Net charge-offs as a percentage of average loans (annualized) (1)	1.71%	1.74%	1.41%	3.13%	1.26%		1.99%	0.92%
Provision for loan losses as a percentage of average total loans (annualized) (1)	1.86%	1.83%	2.28%	3.86%	1.83%		2.44%	1.19%

	December 31,		December 31,
LOAN PORTFOLIO (ENDING balance) (1)	2010	% of Total	2009	% of Total
Loans covered under loss share agreements	$321,038	12.3%	$—	0.0%
Loans not covered under loss share agreements:
Commercial non-owner occupied real estate:
Construction and land development	422,395	16.1%	467,284	21.2%
Commercial non-owner occupied	306,027	11.7%	303,650	13.8%
Total commercial non-owner occupied real estate	728,422	27.8%	770,934	35.0%
Consumer real estate:
Consumer owner occupied	322,670	12.3%	284,484	12.9%
Home equity loans	263,961	10.1%	248,639	11.3%
Total consumer real estate	586,631	22.4%	533,123	24.2%
Commercial owner occupied real estate	565,155	21.6%	469,101	21.3%
Commercial and industrial	202,987	7.8%	214,174	9.7%
Other income producing property	124,431	4.8%	137,736	6.3%
Consumer non real estate	67,768	2.6%	68,770	3.1%
Other	20,806	0.8%	9,400	0.4%
Total loans not covered under loss share agreements	2,296,200	87.7%	2,203,238	100.0%
Total loans (net of unearned income) (1)	$2,617,238	100.0%	$2,203,238	100.0%

Loans held for sale	$42,704		$17,563

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
SELECTED RATIOS	2010	2010	2010	2010	2009	2010	2009

Return on average assets (annualized)	0.06%	0.19%	0.06%	5.72%	0.22%	1.43%	0.48%

Return on average common equity (annualized)	0.66%	2.11%	0.69%	56.93%	2.12%	15.45%	3.29%

Return on average common tangible equity (annualized)	1.40%	3.15%	1.42%	71.89%	2.92%	20.12%	4.53%

Return on average equity (annualized)	0.66%	2.11%	0.69%	56.93%	2.12%	15.45%	4.66%

Return on average tangible equity (annualized)	1.40%	3.15%	1.42%	71.89%	2.92%	20.12%	6.18%

Net interest margin (tax equivalent)	4.07%	3.98%	4.04%	3.89%	4.28%	4.00%	4.05%

Efficiency ratio (tax equivalent) (7)	74.77%	68.50%	67.01%	23.93%	58.10%	46.68%	61.17%

Book value per common share	$25.79	$26.23	$26.19	$26.25	$22.20

Tangible book value per common share	$20.12	$20.51	$20.44	$20.46	$17.04

Common shares issued and outstanding	12,793,823	12,779,463	12,773,855	12,750,774	12,739,533

Common equity-to-assets	9.18%	9.28%	9.25%	9.13%	10.47%

Tangible common equity-to-tangible assets	7.31%	7.41%	7.37%	7.26%	8.24%

Equity-to-assets	9.18%	9.28%	9.25%	9.13%	10.47%

Tangible equity-to-tangible assets	7.31%	7.41%	7.37%	7.26%	8.24%

	Quarter Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
RECONCILIATION OF NON-GAAP TO GAAP	2010	2010	2010	2010	2009	2010	2009

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	1.40%	3.15%	1.42%	71.89%	2.92%	20.12%	4.53%
Effect to adjust for tangible assets	-0.74%	-1.04%	-0.73%	-14.96%	-0.80%	-4.67%	-1.24%
Return on average common equity (GAAP)	0.66%	2.11%	0.69%	56.93%	2.12%	15.45%	3.29%

Return on Average Tangible Equity
Return on average tangible equity (non-GAAP)	1.40%	3.15%	1.42%	71.89%	2.92%	20.12%	6.18%
Effect to adjust for tangible assets	-0.74%	-1.04%	-0.73%	-14.96%	-0.80%	-4.67%	-1.52%
Return on average equity (GAAP)	0.66%	2.11%	0.69%	56.93%	2.12%	15.45%	4.66%

Tangible Book Value Per Common Share
Tangible book value per common share (non-GAAP)	$20.12	$20.51	$20.44	$20.46	$17.04
Effect to adjust for tangible assets	5.67	5.72	5.75	5.80	5.16
Book value per common share (GAAP)	$25.79	$26.23	$26.19	$26.25	$22.20

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	7.31%	7.41%	7.37%	7.26%	8.24%
Effect to adjust for tangible assets	1.87%	1.87%	1.88%	1.87%	2.23%
Common equity-to-assets (GAAP)	9.18%	9.28%	9.25%	9.13%	10.47%

Tangible Equity-to-Tangible Assets
Tangible equity-to-tangible assets (non-GAAP)	7.31%	7.41%	7.37%	7.26%	8.24%
Effect to adjust for tangible assets	1.87%	1.87%	1.88%	1.87%	2.23%
Equity-to-assets (GAAP)	9.18%	9.28%	9.25%	9.13%	10.47%

Note:  The tangible measures above are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	December 31, 2010			December 31, 2009
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$218,435	$310	0.56%	115,154	$168	0.58%
Investment securities (taxable)	222,531	2,205	3.93%	187,803	1,996	4.22%
Investment securities (tax-exempt)	29,485	181	2.44%	27,806	227	3.24%
Loans held for sale	45,507	498	4.34%	19,670	257	5.18%
Loans (1)	2,616,805	36,595	5.55%	2,199,074	31,825	5.74%
Total interest-earning assets	3,132,763	39,789	5.04%	2,549,507	34,473	5.36%

Noninterest-Earning Assets:
Cash and due from banks	58,969			40,887
Other assets	511,568			193,938
Allowance for loan losses	(46,230)			(35,175)
Total noninterest-earning assets	524,307			199,650
Total Assets	$3,657,070			$2,749,157

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,172,796	$2,489	0.84%	$706,560	$1,218	0.68%
Savings deposits	201,006	219	0.43%	162,494	200	0.49%
Certificates and other time deposits	1,175,244	4,311	1.46%	888,409	4,314	1.93%
Federal funds purchased and repurchase agreements	193,167	140	0.29%	203,197	121	0.24%
Other borrowings	56,768	815	5.70%	143,786	1,428	3.94%
Total interest-bearing liabilities	2,798,981	7,974	1.13%	2,104,446	7,281	1.37%

Noninterest-Bearing Liabilities:
Demand deposits	494,521			346,576
Other liabilities	28,892			13,800
Total noninterest-bearing liabilities (“Non-IBL”)	523,413			360,376
Shareholders’ equity	334,676			284,335
Total Non-IBL and shareholders’ equity	858,089			644,711
Total liabilities and shareholders’ equity	$3,657,070			$2,749,157

Net interest income and margin (NON-TAX EQUIV.)		$31,815	4.03%		$27,192	4.23%
Net interest margin (TAX EQUIVALENT)			4.07%			4.28%

	Twelve Months Ended
	December 31, 2010			December 31, 2009
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$200,126	$1,023	0.51%	$116,422	$591	0.51%
Investment securities (taxable)	250,271	9,985	3.99%	179,148	8,501	4.75%
Investment securities (tax-exempt)	30,168	853	2.83%	28,703	936	3.26%
Loans held for sale	27,197	1,190	4.38%	31,187	1,513	4.85%
Loans (1)	2,594,742	142,303	5.48%	2,248,568	130,257	5.79%
Total interest-earning assets	3,102,504	155,354	5.01%	2,604,028	141,798	5.45%

Noninterest-Earning Assets:
Cash and due from banks	62,249			44,192
Other assets	495,806			198,467
Allowance for loan losses	(42,969)			(32,761)
Total noninterest-earning assets	515,086			209,898
Total Assets	$3,617,590			$2,813,926

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,047,283	$8,395	0.80%	$658,030	$4,175	0.63%
Savings deposits	195,252	860	0.44%	155,797	755	0.48%
Certificates and other time deposits	1,246,372	19,272	1.55%	1,003,572	25,801	2.57%
Federal funds purchased and repurchase agreements	214,096	629	0.29%	208,565	502	0.24%
Other borrowings	81,822	3,581	4.38%	150,446	5,975	3.97%
Total interest-bearing liabilities	2,784,825	32,737	1.18%	2,176,410	37,208	1.71%

Noninterest-Bearing Liabilities:
Demand deposits	465,698			329,782
Other liabilities	31,214			16,144
Total noninterest-bearing liabilities (“Non-IBL”)	496,912			345,926
Shareholders’ equity	335,853			291,590
Total Non-IBL and shareholders’ equity	832,765			637,516
Total liabilities and shareholders’ equity	$3,617,590			$2,813,926

Net interest income and margin (NON-TAX EQUIV.)		$122,617	3.95%		$104,590	4.02%
Net interest margin (TAX EQUIVALENT)			4.00%			4.05%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2010 - 2009	December 31,		2010 - 2009
NONINTEREST INCOME & EXPENSE	2010	2010	2010	2010	2009	% Change	2010	2009	% Change
Noninterest income:
Gain on acquisition	$—	$—	$—	$98,081	$—		$98,081	$—
Service charges on deposit accounts	5,554	5,683	5,582	4,523	4,005	38.7%	21,342	15,498	37.7%
Mortgage banking income	2,519	1,934	1,267	844	1,706	47.7%	6,564	6,552	0.2%
Bankcard services income	2,443	2,397	2,348	1,799	1,293	88.9%	8,987	5,043	78.2%
Trust and investment services income	1,081	1,199	1,187	784	567	90.7%	4,251	2,517	68.9%
Securities gains (losses), net (8)	262	(479)	(675)	(5,586)	(2,257)	111.6%	(6,478)	(4,923)	31.6%
Other	1,397	1,096	1,319	1,176	449	211.1%	4,988	1,559	219.9%
Total noninterest income	$13,256	$11,830	$11,028	$101,621	$5,763	130.0%	$137,735	$26,246	424.8%

Noninterest expense:
Salaries and employee benefits	$16,505	$15,274	$15,263	$13,753	$10,102	63.4%	$60,795	$40,787	49.1%
Federal Home Loan Bank advances prepayment penalty	—	—	—	3,189	—		3,189	—
Net occupancy expense	2,218	2,046	1,907	2,373	1,668	33.0%	8,544	6,392	33.7%
Furniture and equipment expense	1,993	1,963	1,937	1,636	1,483	34.4%	7,529	6,049	24.5%
Information services expense	2,459	2,157	2,157	2,371	1,448	69.8%	9,144	5,557	64.5%
FDIC assessment and other regulatory charges	1,379	1,354	1,227	1,323	976	41.3%	5,283	5,449	-3.0%
OREO expense and loan related	2,888	1,861	825	(270)	1,103	161.8%	5,304	5,641	-6.0%
Advertising and marketing	1,389	614	1,028	587	697	99.3%	3,618	2,497	44.9%
Business development and staff related	740	916	795	807	690	7.2%	3,258	1,947	67.3%
Professional fees	378	495	616	557	323	17.0%	2,046	1,358	50.7%
Amortization of intangibles	432	432	437	349	132	227.3%	1,650	526	213.7%
Merger-related expense	66	566	964	3,908	—		5,504	—
Other	3,299	2,254	1,828	1,997	2,002	64.8%	9,378	7,443	26.0%
Total noninterest expense	$33,746	$29,932	$28,984	$32,580	$20,624	63.6%	$125,242	$83,646	49.7%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The Company pays cash dividends on common shares out of earnings generated in the preceding quarter; therefore, the dividend payout ratio is calculated by dividing total dividends paid during the fourth quarter of 2010 by the total net income available to common shareholders reported in the third quarter of 2010.

(3) Operating earnings is a non-GAAP measure and excludes the effect of the gain on acquisition, OTTI, merger-related expense, the FHLB advances prepayment penalty and the termination fee for the former group insurance plan.  Management believes that non-GAAP operating earnings provides additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings (non-GAAP) excludes the following from net income available to common shareholders (GAAP) on an after-tax basis:  (a) pre-tax gain on acquisition of $98.1 million for the quarter ended March 31, 2010; (b) pre-tax OTTI of $479,000, $675,000, $5.6 million, $2.2 million, and $2.2 million for the quarters ended September 30, 2010, June 30, 2010, March 31, 2010, and December 31, 2009, respectively; (c) pre-tax merger-related expense of $66,000, $566,000, $964,000 and $3.9 million for the quarter ended December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively;  (d) pre-tax FHLB advances prepayment penalty of $3.2 million for the quarter ended March 31, 2010; and (e) group insurance termination fee of $1.1 million for the quarter ended December 31, 2010.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total NPAs not covered under FDIC loss share agreements by total assets.

(6) Allowance for loan losses information excludes covered loans.

(7) The efficiency ratio (tax equivalent) would be 72.29% for December 31, 2010 if adjusted by subtracting $66,000 of merger-related expenses and the $1.1 million group termination fee from non-interest expense and $262,000 gain on sale of securities from non-interest income.  The efficiency ratio (tax equivalent) would be 67.21% for September 30, 2010 if adjusted by subtracting $566,000 of merger-related expenses from non-interest expense.  The efficiency ratio (tax equivalent) would be 64.78% for June 30, 2010 if adjusted by subtracting merger-related expense of $964,000 from non-interest expense.  The efficiency ratio (tax equivalent) would be 66.92% for March 31, 2010 if adjusted by subtracting the $98.1 million gain on acquistion from noninterest income and subtracting the FHLB advances prepayment penalty of $3.2 million and merger-related expense of $3.9 million from noninterest expense.  On a YTD basis, the adjusted efficiency ratio (tax equivalent) is 67.86%.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.